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Exhibit 23.3

INDEPENDENT AUDITORS' CONSENT

The Management Boards of
Messer Griesheim Holding AG
and
Messer Griesheim GmbH
Fütingsweg 34
47805 Krefeld, Germany

March 27, 2003

        We consent to the use of our report included in Form 20-F filed on March 27, 2003 and incorporated by reference in the Registration Statement on Post-Effective Amendment No. 2 to Form F-4 on Form F-3 Registration Statement and to the reference to our firm under the heading "Experts" in the Registration Statement.

        With respect to the year ended December 31, 2000, our report is included in reliance upon the report of PwC independent accountants, appearing elsewhere herein, on the financial statements of Singapore Syngas Pte Ltd. PwC's report on the financial statements of Singapore Syngas Pte Ltd as of and for the year ended December 31, 2000 contains an explanatory paragraph related to substantial doubts about Singapore Syngas Pte Ltd's ability to continue as a going concern; these financial statements do not include any adjustment that might result from the outcome of that uncertainty.

KPMG Deutsche Treuhand-Gesellschaft
Aktiengesellschaft
Wirtschaftsprüfungsgesellschaft

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  Exhibit 23.3
INDEPENDENT AUDITORS' CONSENT